IIPRC State Contact Information

Listed below is the state insurance department contact information for our Compacting States, for use as required under the Uniform Standards.

State Insurance Department Address	Main Phone Number	Fax Number	Email Address
Alabama Department of Insurance 201 Monroe Street, Suite 502 P.O. Box 303351 Montgomery, AL 36130-3351	(334) 269-3550	(334) 241-4192	Insdept@insurance.alabama. gov
Alaska Division of Insurance 550 West 7th Avenue, Suite 1560 Anchorage, AK 99501-3567	(907) 269-7900	(907) 269-7910	insurance@alaska.gov
Arizona Department of Insurance 100 North 15th Avenue, Suite 261 Phoenix, AZ 85007-2630	(602) 364-2499	(602) 364-2505	Consumers@azinsurance.gov
Arkansas Insurance Department 1 Commerce Way Suite 102 Little Rock, AR 72202-2087	(800) 852-5494 or (501) 371-2640	(501) 371-2618	insurance.compliance@arkansas.gov
Colorado Division of Insurance 1560 Broadway, Suite 850 Denver, CO 80202	(303) 894-7499	(303) 894-7455	insurance@dora.state.co.us
Connecticut Insurance Department 153 Market Street, P.O. Box 816 Hartford, CT 06142-0816	(860) 297-3800	(860) 566-7410	cid.admin@ct.gov
Delaware Department of Insurance 1351 West North Street. Suite 101 Dover, DE 19904	(302) 674-7300	(302) 739-5280	consumer@delaware.gov
District of Columbia Department of Insurance, Securities and Banking 1050 First Street, NE, 801 Washington, DC 20002	(202) 727-8000		Insurance.bureau@dc.gov
Georgia Department of Insurance Two Martin Luther King, Jr. Drive West Tower, Suite 704 Atlanta, GA 30334	(404) 656-2056	(404) 656-4688
Hawaii Insurance Division P.O. Box 3614 Honolulu, HI 96811-3614	(808) 586-2790	(808) 586-2806	insurance@dcca.hawaii.gov
Idaho Department of Insurance 700 West State Street, 3rd Floor P.O. Box 83720 Boise, ID 83720-0043	(208) 334-4250	(208) 334-4398
Illinois Department of Insurance 320 West Washington Street Springfield, IL 67267-0001	(217) 782-4515	(217) 782-5020	DOI.InfoDesk@illinois.gov
Indiana Department of Insurance 311 W. Washington Street Suite 103 Indianapolis, IN 46204-2787	(317) 232-2385	(317) 232-5251	DOI@idoi.in.gov

ICC21-VABB-0124AO	i	(Compact - Standard) (2/2022)

State Insurance Department Address	Main Phone Number	Fax Number	Email Address
Iowa Division of Insurance 1963 Bell Avenue Suite 100 Des Moines, IA 50315	(515) 654-6600	(515) 281-3059	Online Form
Kansas Department of Insurance 1300 SW Arrowhead Topeka, KS 66604	(785) 296-3071	(785) 296-7805	commissioner@ksinsurance.org
Kentucky Office of Insurance P.O. Box 517 Frankfort, KY 40602-0517	(502) 564-3630	(502) 564-1453
Louisiana Department of Insurance 1702 North 3rd Street P.O. Box 94214 Baton Rouge, LA 70802	(800) 259-5300	(225) 342-5711	Online Form
Maine Bureau of Insurance 34 State House Station Augusta, ME 04333-0034	(207) 624-8475	(207) 624-8599	Insurance.PFR@maine.gov
Maryland Insurance Administration 200 St. Paul Place, Suite 2700 Baltimore, MD 21202-2272	(410) 468-2090	(410) 468-2020	Online Form
Massachusetts Division of Insurance 1000 Washington Street, 8th Floor Boston, MA 02118-2218	(617) 521-7794	(617) 521-7575
Michigan Department of Insurance and Financial Services P.O. Box 30220 Lansing, MI 48909-7720	(877) 999-6442	(517) 284-8715
Minnesota Department of Commerce 85 7th Place East, Suite 280 St. Paul, MN 55101-2198	(651) 539-1500	(651) 539-1550	insurance.commerce@state.mn.us
Mississippi Insurance Department 1001 Woolfolk State Office Bldg. 501 N. West Street Jackson, MS 39205	(800) 562-2957	(601) 359-1077
Missouri Department of Commerce and Insurance P.O. Box 690 Jefferson City, MO 65102-0690	(573) 751-3365	(573) 751-1165	consumeraffairs@insurance.mo.gov
Montana Office of the Commissioner of Securities and Insurance 840 Helena Ave. Helena, MT 59601	(406) 444-2040	(406) 444-3497	StateAuditor@mt.gov
Nebraska Department of Insurance P. O. Box 82089 Lincoln, NE 68501-2089	(402) 471-2201	(402) 471-4610	peg.jasa@nebraska.gov
Nevada Division of Insurance 1818 E. College Parkway, Suite 103 Carson City, NV 89706	(775) 687-0700	(775) 687-0787	insinfo@doi.state.nv.us

ICC21-VABB-0124AO	ii	(Compact - Standard) (2/2022)

State Insurance Department Address	Main Phone Number	Fax Number	Email Address
New Hampshire Department of Insurance 21 Fruit Street, Suite 14 Concord, NH 03301	(603) 271-2261	(603) 271-1406	requests@ins.nh.gov
New Jersey Department of Banking and Insurance P.O. Box 325 Trenton, NJ 08625	(609) 292-7272	(609) 777-0508
New Mexico Office of Superintendent of Insurance P.O. Box 1689 Santa Fe, NM 87504-1689	(505) 827-4601	(505) 827-4734	http://www.osi.state.nm.us/ index.php/contact-us/
North Carolina Department of Insurance 1201 Mail Service Center Raleigh, NC 27699-1201	(855) 408-1212	(919) 733-0085	Online Form
Ohio Department of Insurance 50 West Town Street, Third Floor—Suite 300 Columbus, OH 43215-1067	(614) 644-2658	(614) 644-3743	Online Form
Oklahoma Department of Insurance 400 NE 50th Street Oklahoma City, OK 73105	(405) 521-2828	(405) 521-6635	Online Form
Oregon Insurance Division Consumer Advocacy Unit P.O. Box 14480 Salem, OR 97309-0405	(503) 947-7984	(503) 378-4351	cp.ins@state.or.us
Pennsylvania Department of Insurance 1326 Strawberry Square, 13th Floor Harrisburg, PA 17120	(877) 881-6388	(717) 787- 8555
Rhode Island Insurance Division 1511 Pontiac Avenue, Bldg. 69-2 Cranston, RI 02920	(401) 462-9520	(401) 462-9602	DBR.Insurance@dbr.ri.gov
South Carolina Department of Insurance P.O. Box 100105 Columbia, SC 29072	(803) 737-6180	(803) 737-6231	consumers@doi.sc.gov
Tennessee Department of Commerce & Insurance Davy Crockett Tower, 12th Floor 500 James Robertson Parkway Nashville, TN 37243-0565	(615) 741-2241	(615) 532-6934	Insurance.Info@TN.gov
Texas Department of Insurance P.O. Box 149104 Austin, TX 78714-9104	(800) 252-3439	(512) 490-1003	ConsumerProtection@tdi.texas.gov
Utah Insurance Department 4315 S. 2700 West Ste 2300 Salt Lake City, UT 84129	(801) 957-9290		life.uid@utah.gov

ICC21-VABB-0124AO	iii	(Compact - Standard) (2/2022)

State Insurance Department Address	Main Phone Number	Fax Number	Email Address
Vermont Division of Insurance 89 Main Street, Drawer 20 Montpelier, VT 05620-3101	(802) 828-3301	(802) 828-3306	dfr.insuranceinfo@vermont.gov
Virginia Bureau of Insurance P.O. Box 1157 Richmond, VA 23218	(804) 371-9741	(804) 371-9873	bureauofinsurance@scc.virginia.gov
Washington State Office of Insurance P.O. Box 40255 Olympia, WA 98504-0256	(360) 725-7000	(360) 586-3535	Online Form
West Virginia Offices of the Insurance Commissioner P.O. Box 50540 Charleston, WV 25305-0540	(304) 558-3354	(304) 558-0412	consumer.service@wvinsurance.gov
Wisconsin Office of the Commissioner of Insurance PO Box 7873 Madison, WI 53707-7873	(608) 266-3585	(608) 266-9935	ocicomplaints@wisconsin.gov
Wyoming Department of Insurance 106 East 6th Avenue Cheyenne, WY 82002-0440	(307) 777-7401	(307) 777-2446	wyinsdep@state.wy.us

ICC21-VABB-0124AO	iv	(Compact - Standard) (2/2022)

[Nationwide O Series Variable Annuity]

CONTRACT SPECIFICATIONS PAGES

CONTRACT INFORMATION

Parties to the Contract	Date of Birth
Contract Owner: [John D. Doe]	[August 7, 1965]
Joint Owner: [Jane B. Doe]	[June 1, 1965]
Annuitant: [John D. Doe]	[August 7, 1965]
co-Annuitant: [John D. Doe]	[August 7, 1965]
Contingent Owner: [N/A]	[N/A]
Contingent Annuitant: [N/A]	[N/A]

Additional Issuing Information
Contract Number: [01-0000000]
Date of Issue: [February 1, 2022]
Contract Type: [Non-qualified]
Initial Purchase Payment: [$10,000]
Annuity Commencement Date: [June 1, 2080]

SUMMARY OF CONTRACT ELECTIONS/ EXPENSES

Contract Option(s) Elected by the Contract Owner	Additional Charge
[Standard Death Benefit (Return of Purchase Payments)	None	]
Base Contract Variable Account Charge
Mortality and Expense Risk Charge	[0.70	]%
Administrative Charge	[0.10	]%
Contract Maintenance Charge	$50

The Contract Maintenance Charge is waived for the life of the contract if the Contract Value equals or exceeds $75,000 on any Contract Anniversary. The Contract Maintenance Charge also is waived if the Contract Value at equals or exceeds $75,000 at full surrender.

ICC21-VABB-0124AO	v	(Compact - Standard) (2/2022)

Contingent Deferred Sales Charge Table

When you make a Purchase Payment, we assign that Purchase Payment to a specific Purchase Payment tier for purposes of calculating the CDSC assessed upon withdrawal of that Purchase Payment. The schedule of tiers is as follows:

	CDSC Percentages (years refer to number of complete years since Purchase Payment made)
Total Purchase Payments	Less than 1 year		1 year but less than 2 years		2 years but less than 3 years		3 years but less than 4 years		4 years but less than 5 years		5 years but less than 6 years		6 years but less than 7 years		7 years or more
$0 to $49,999	[7.00	]%	[6.00	]%	[6.00	]%	[5.00	]%	[4.00	]%	[3.00	]%	[2.00	]%	0.00%
$50,000 to $99,999	[6.00	]%	[5.00	]%	[5.00	]%	[4.00	]%	[3.00	]%	[2.00	]%	[1.00	]%	0.00%
$100,000 to $249,999	[5.00	]%	[4.00	]%	[4.00	]%	[3.00	]%	[2.00	]%	[2.00	]%	[1.00	]%	0.00%
$250,000 to $499,999	[4.00	]%	[3.00	]%	[3.00	]%	[2.00	]%	[2.00	]%	[1.00	]%	[1.00	]%	0.00%
$500,000 to $999,999	[3.00	]%	[2.00	]%	[2.00	]%	[2.00	]%	[1.00	]%	[1.00	]%	[0.50	]%	0.00%
$1,000,000 or more	[2.00	]%	[1.00	]%	[1.00	]%	[1.00	]%	[1.00	]%	[0.50	]%	[0.50	]%	0.00%

Free Withdrawal Percentage	[10.0]%

Premium Based Sales Charge (“PBSC”)

The PBSC is expressed as a percentage of Purchase Payments you have made. The PBSC percentages are as follows:

Total Purchase Payments	Premium Based Sales Charge
$0 to $49,999	[0.70]%
$50,000 to $99,999	[0.60]%
$100,000 to $249,999	[0.50]%
$250,000 to $499,999	[0.35]%
$500,000 to $999,999	[0.25]%
$1,000,000 or more	[0.15]%

ICC21-VABB-0124AO	vi	(Compact - Standard) (2/2022)

PURCHASE PAYMENTS

Limits on Purchase Payments under the Contract

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, co-Annuitant or Contingent Annuitant, may not exceed $1,000,000 (and will be returned to the Contract Owner), unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000.

CONTRACT REQUIREMENTS

Minimum Initial Purchase Payment:	$	[10,000	]
Minimum Subsequent Purchase Payment:	$	[500	]
Minimum Subsequent Purchase Payment by ACH:	$	[100	]
(for subsequent Purchase Payments made via electronic funds transfer)
Minimum Contract Value Amount:	$	[2,000	]
Minimum Annuity Payment Amount:		$20
Maximum Contract Owner Age:		[85	]
Maximum Joint Owner Age:		[85	]
Maximum Purchase Payments for Death Benefit Adjustment	$	[3,000,000	]
Maximum Annuitant/co-Annuitant Age:		[85	]
Maximum Contingent Annuitant Age:		[85	]
Maximum LTC/TI Eligibility Age:		[85	]
(Waiver of CDSC benefit is available one year after the Date of Issue for Long-Term Care, and any time after the Date of Issue for Terminal Illness or Injury)

FIXED ACCOUNT

Guaranteed Minimum Fixed Account Rate:	[0.25	]%
Initial Fixed Account Rate on the Date of Issue [1,3]:	[0.50	]%
Nonforfeiture Factors
Initial Minimum Nonforfeiture Rate [2,3]:	[1.00	]%
Nonforfeiture Purchase Payment Factor:	87.5%
Nonforfeiture Assumed Annual Charge:	$50

[1]	This rate remains in effect until the quarter end coinciding with or next following the first Contract Anniversary.
[2]

The Initial Minimum Nonforfeiture Rate is subject to redetermination every five years. The Minimum Nonforfeiture Rate, Nonforfeiture Purchase Payment Factor and Nonforfeiture Assumed Annual Charge are only used to determine the minimum Surrender Value. The Minimum Nonforfeiture Rate is not a credited rate nor is the Nonforfeiture Assumed Annual Charge actually assessed.

[3]	Subsequent rates may differ from the initial rates.

ICC21-VABB-0124AO	vii	(Compact - Standard) (2/2022)

AVAILABLE CONTRACT OPTIONS

Death Benefit Options	Additional Charge
Standard Death Benefit (Return of Purchase Payments)	None
Highest Anniversary Value Death Benefit Option	[0.20	]%

If a Death Benefit Option is NOT elected at the time of application, the Standard Death Benefit will be the default. There is no additional charge for the Standard Death Benefit.

Guaranteed Lifetime Withdrawal Benefit (“GLWB” Options)
Nationwide Lifetime Income Rider Plus SM Core	[1.30	]%
Nationwide Lifetime Income Rider Plus SM Core with Joint Option	[1.60	]%

The GLWB Option charges are deducted from the Variable Account once each year based on the value of the Income Benefit Base (see the option for details). If you elected a GLWB Option with the Joint Option, we may assess a higher additional charge and/or offer lower Lifetime Withdrawal Percentages than would apply if you had elected a GLWB Option without the Joint Option. The initial GLWB Option charge is stated above and is guaranteed under the conditions stated in the Option and in effect when it was issued. Utilization of non-automatic resets of the Income Benefit Base, as described in the “Non-Automatic Reset” section of the option, may increase the GLWB Option charge, subject to the maximum charge stated in the Option. Refer to the GLWB Option form for additional information.

When a GLWB Option is elected, the Fixed Account is only available as the originating account for specified dollar cost averaging programs, subject to program availability.

ICC21-VABB-0124AO	viii	(Compact - Standard) (2/2022)